As filed with the Securities and Exchange Commission on February 25, 2020

Registration Nos. 033-67192,

033-67194, 033-67196,

033-83718, 033-80751,

333-80509, 333-65206,

333-102223, 333-102224

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-67192

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-67194

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-67196

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-83718

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-80751

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-80509

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-65206

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-102223

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-102224

UNDER

THE SECURITIES ACT OF 1933

Kadant Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	52-1762325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Technology Park Drive Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

Thermo Fibertek Inc. Directors Stock Option Plan

Thermo Fibertek Inc. Incentive Stock Option Plan

Thermo Fibertek Inc. NonQualified Option Plan

Thermo Electron – Thermo Fibertek Nonqualified Stock Option Plan

Thermo Fibertek Inc. Equity Incentive Plan

Thermo Electron Corporation MoneyMatch Plus Plan

Thermo Fibertek Inc. Deferred Compensation Plan for Directors

Thermo Electron Corporation Directors Stock Option Plan

Kadant Inc. Equity Incentive Plan

Kadant Inc. 2001 Employees Equity Incentive Plan

(Full Titles of the Plans)

Stacy D. Krause

Vice President, General Counsel, and Secretary

Kadant Inc.

One Technology Park Drive

Westford, Massachusetts 01886

(Name and address of agent for service)

(978) 776-2000

(Telephone number, including area code, of agent for service)

Copy to:

Hal J. Leibowitz, Esq.

Rosemary G. Reilly, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE TO POST-EFFECTIVE AMENDMENT

Deregistration of Securities

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 of Kadant Inc. (the “Company”) (the “Registration Statements”) and is being filed to deregister all securities of the Company that had been registered for issuance on the Registration Statements that remain unsold under such Registration Statements:

•

File No. 033-67192 filed with the Securities and Exchange Commission (the “Commission”) on August 10, 1993, pertaining to the registration of 300,000 shares of common stock of the Company (“Common Stock”) issuable under the Thermo Fibertek Inc. Directors Stock Option Plan.

•

File No. 033-67194 filed with the Commission on August 10, 1993, pertaining to the registration of 1,600,000 shares of Common Stock issuable under the Thermo Fibertek Inc. Incentive Stock Option Plan and the Thermo Fibertek Inc. NonQualified Option Plan.

•

File No. 033-67196 filed with the Commission on August 10, 1993, pertaining to the registration of 400,000 shares of Common Stock issuable under the Thermo Electron – Thermo Fibertek Nonqualified Stock Option Plan.

•	File No. 033-83718 filed with the Commission on September 7, 1994, pertaining to the registration of 1,000,000 shares of Common Stock issuable under the Thermo Fibertek Inc. Equity Incentive Plan.

•	File No. 033-80751 filed with the Commission on December 22, 1995, pertaining to the registration of 200,000 shares of Common Stock issuable under the Thermo Electron Corporation MoneyMatch Plus Plan.

•

File No. 333-80509 filed with the Commission on June 11, 1999, pertaining to the registration of 325,000 shares of Common Stock issuable under the Thermo Fibertek Inc. Deferred Compensation Plan for Directors and the Thermo Electron Corporation Directors Stock Option Plan.

•	File No. 333-65206 filed with the Commission on July 16, 2001, pertaining to the registration of 1,600,000 shares of Common Stock issuable under the Kadant Inc. Equity Incentive Plan.

•	File No. 333-102223 filed with the Commission on December 27, 2002, pertaining to the registration of 1,600,000 shares of Common Stock issuable under the Kadant Inc. Equity Incentive Plan.

•

File No. 333-102224 filed with the Commission on December 27, 2002, pertaining to the registration of 612,000 shares of Common Stock issuable under the Kadant Inc. 2001 Employees Equity Incentive Plan (all above-named plans collectively, the “Plans”).

All of the Plans have terminated and no awards remain outstanding thereunder.

This Post-Effective Amendment is being filed to deregister all of the previously registered shares of Common Stock reserved for issuance under the Plans that have not been sold or otherwise issued under the Registration Statements as of the filing of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westford, Commonwealth of Massachusetts, on this 25th day of February, 2020.

Kadant Inc.
By:	/s/ Jeffrey L. Powell
Jeffrey L. Powell
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stacy D. Krause and Michael J. McKenney, jointly and severally, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Post-Effective Amendment and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Jeffrey L. Powell Jeffrey L. Powell	Chief Executive Officer, President and Director (Principal Executive Officer)	February 25, 2020

By:	/s/ Michael J. McKenney Michael J. McKenney	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 25, 2020

By:	/s/ Deborah S. Selwood Deborah S. Selwood	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 25, 2020

By:	/s/ Jonathan W. Painter Jonathan W. Painter	Director and Executive Chairman of the Board	February 25, 2020

By:	/s/ John M. Albertine John M. Albertine	Director	February 25, 2020

By:	/s/ Thomas C. Leonard Thomas C. Leonard	Director	February 25, 2020

By:	/s/ Erin L. Russell Erin L. Russell	Director	February 25, 2020

By:	/s/ William P. Tully William P. Tully	Director	February 25, 2020